[Letterhead of Richards, Layton & Finger]


                                  June 17, 1997


U. S. Bancorp Capital I
c/o U. S. Bancorp
111 S.W. Fifth Avenue
Portland, Oregon  97204

                  Re:  U. S. Bancorp Capital I

Ladies and Gentlemen:

                  We have acted as special Delaware counsel for U. S. Bancorp, an Oregon corporation (the "Company"), and U. S. Bancorp Capital I, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

                  For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

                  (a) The Certificate of Trust of the Trust, dated December 18, 1996 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on December 19, 1996;

                  (b) The Declaration of Trust of the Trust, dated as of December 18, 1996, by and between the Company, as depositor, and Phillip S. Rowley, William R. Basom, and First Chicago Delaware Inc., as trustees of the Trust;


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U. S. Bancorp Capital I
June 17, 1997
Page 2


                  (c) The Amended and Restated Trust Agreement of the Trust, dated as of December 24, 1996 (including Exhibit E) (the "Trust Agreement"), among the Company, The First National Bank of Chicago, as property trustee, First Chicago Delaware Inc., as Delaware trustee, the administrative trustees named therein, and the several Holders of Trust Securities;

                  (d) The registration statement (the "Initial Registration Statement") on Form S-4 (Registration No. 333-25829), filed by the Company and the Trust with the Securities and Exchange Commission (the "SEC") on April 25, 1997, as amended by Amendment No. 1 to the Initial Registration Statement, relating to the 8.27% Capital Securities, Series B of the Trust representing beneficial interests in the assets of the Trust (each, a "Preferred Security" and collectively, the "Preferred Securities"), among other securities, as proposed to be filed by the Company and the Trust with the SEC on or about June 17, 1997 ("Amendment No. 1") (the Initial Registration Statement, as amended by Amendment No. 1, is hereinafter referred to as the "Registration Statement");

                  (e) The Registration Rights Agreement dated as of December 24, 1996 (the "Registration Rights Agreement") among the Company, the Trust, and Goldman, Sachs & Co., Lehman Brothers, Inc., and Salomon Brothers Inc; and

                  (f) A Certificate of Good Standing for the Trust, dated June 17, 1997, obtained from the Secretary of State.

                  Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

                  For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                  With respect to all documents  examined by us, we have assumed
(i) the  authenticity of all documents  submitted to us as authentic  originals,
(ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

                  For purposes of this opinion, we have assumed (i) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that


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U. S. Bancorp Capital I
June 17, 1997
Page 3


the Trust Agreement and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation,
(iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, and (vi) that the Delaware Trustee satisfies the requirements of Section 3807 of the Delaware Business Trust Act, 12 Del. C. Section 3801, et seq (the "Act"). We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

                  This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

                  Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                  1. The Trust has been duly created and is validly existing in good standing as a business trust under the Act.

                  2. The Preferred Securities have been duly authorized for issuance by the Trust and when (i) the Registration Statement becomes effective and the Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Preferred Securities are duly executed, authenticated and issued in accordance with the Trust Agreement and delivered and issued in the exchange offer as contemplated by the Registration Rights Agreement and the Registration Statement, the Preferred Securities will represent, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

                  3. The holders of the Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of


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U. S. Bancorp Capital I
June 17, 1997
Page 4


Delaware. We note that the holders of the Preferred Securities may be obligated to make payments as set forth in the Trust Agreement.

                  We consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Validity of New Securities" in the prospectus which forms a part of the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                          Very truly yours,



                                          /s/ RICHARDS, LAYTON & FINGER